EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Incentive Stock Option Plan April 18, 1995) of our report dated March 3, 2006 (except for note 18, which is as of March 13, 2006) relating to the consolidated financial statements of Bema Gold Corporation for the years ended December 31, 2005 and 2004 which appears in the Annual Report.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, BC
August 17, 2006